UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2012

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Six Forks Road Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

(919) 716-7000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 20, 2012, First Citizens BancShares, Inc. (the “Company”) entered into Stock Sale and Purchase Agreements (each an “Agreement” and collectively, the “Agreements”) with Ms. Carmen Holding Ames, a director of the Company (“Ms. Ames”), and certain of her affiliates (each a “Seller” and collectively, the “Sellers”). Pursuant to the Agreements, the Company repurchased from the Sellers, at a purchase price of $155 per share, a total of 593,954 shares of the Company's Class B Common Stock, resulting in an aggregate purchase price to the Sellers of $92,062,870.

The Agreements were approved by the independent members of the Company's Board of Directors following a recommendation by a special committee of independent members of the Company's Board of Directors. The terms of each Agreement are similar and each Agreement contains customary representations and warranties and mutual indemnification obligations with respect to breaches of the Agreement. In addition, pursuant to the Agreements, each Seller has agreed to a general release of claims against the Company.

The foregoing summary of the Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreements, copies of which are attached hereto as Exhibits 10.1 - 10.7 and are incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with entering into an Agreement with the Company, Ms. Ames resigned from her position as a member of the Company's Board of Directors, effective immediately. Ms. Ames' resignation as a director of the Company was not in connection with any known disagreement with the Company on any matter.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
Exhibit 10.1	Stock Sale and Purchase Agreement, dated December 20, 2012, by and between the Company and Ms. Ames.
Exhibit 10.2
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Irrevocable Trust (CSH DYNASTY) dated January 17, 2011, and Ms. Ames, in her capacity as Investment Manager for the Irrevocable Trust (CSH DYNASTY) dated January 17, 2011.

Exhibit 10.3
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Irrevocable Trust (LRH DYNASTY) dated January 17, 2011, and Ms. Ames, in her capacity as Investment Manager for the Irrevocable Trust (LRH DYNASTY) dated January 17, 2011.

Exhibit 10.4
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Lewis R. Holding Revocable Trust, and Ms. Ames, as Investment Manager.

Exhibit 10.5
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Irrevocable Trust 1990 dated January 17, 2011, and Ms. Ames, in her capacity as Investment Manager for the Irrevocable Trust 1990 dated January 17, 2011.

Exhibit 10.6
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Irrevocable Trust 1976 dated January 17, 2011, and Ms. Ames, in her capacity as Investment Manager for the Irrevocable Trust 1976 dated January 17, 2011.

Exhibit 10.7
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Irrevocable Trust 1979 dated January 17, 2011, and Ms. Ames, in her capacity as Investment Manager for the Irrevocable Trust 1979 dated January 17, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc. (Registrant)

By:	/s/ Kenneth A. Black
Kenneth A. Black, Vice President

Date: December 20, 2012

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Stock Sale and Purchase Agreement, dated December 20, 2012, by and between the Company and Ms. Ames.
Exhibit 10.2
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Irrevocable Trust (CSH DYNASTY) dated January 17, 2011, and Ms. Ames, in her capacity as Investment Manager for the Irrevocable Trust (CSH DYNASTY) dated January 17, 2011.

Exhibit 10.3
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Irrevocable Trust (LRH DYNASTY) dated January 17, 2011, and Ms. Ames, in her capacity as Investment Manager for the Irrevocable Trust (LRH DYNASTY) dated January 17, 2011.

Exhibit 10.4
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Lewis R. Holding Revocable Trust, and Ms. Ames, as Investment Manager.

Exhibit 10.5
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Irrevocable Trust 1990 dated January 17, 2011, and Ms. Ames, in her capacity as Investment Manager for the Irrevocable Trust 1990 dated January 17, 2011.

Exhibit 10.6
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Irrevocable Trust 1976 dated January 17, 2011, and Ms. Ames, in her capacity as Investment Manager for the Irrevocable Trust 1976 dated January 17, 2011.

Exhibit 10.7
Stock Sale and Purchase Agreement, dated December 20, 2012, by and among the Company, The Fidelity Bank, in its capacity as Trustee for the Irrevocable Trust 1979 dated January 17, 2011, and Ms. Ames, in her capacity as Investment Manager for the Irrevocable Trust 1979 dated January 17, 2011.